Exhibit 1.A(3)(b)(i)

                   THIRD AMENDMENT TO PARTICIPATION AGREEMENT

         THIS AGREEMENT is made by and among Security Life of Denver Insurance Company, a life insurance company organized under the laws of the State of Colorado ("Insurance Company"), INVESCO Variable Investment Funds, Inc., a Maryland corporation (the "Company"), and INVESCO Funds Group, Inc., a Delaware corporation ("INVESCO") (collectively, the "Parties).

         WHEREAS, the Parties executed a participation agreement dated August 26, 1994 (the "Participation Agreement"), governing how shares of the Company's portfolios are to be made available to certain variable life insurance and/or variable annuity contracts (the "Contracts") offered by the Insurance Company through certain separate accounts (the "Separate Accounts");

         WHEREAS, the various Contracts for which shares are purchased are listed in Schedule B of the Participation Agreement;

         WHEREAS, the Parties have agreed that it is in their interests to add an additional Contract funded by the Separate Accounts;

         NOW THEREFORE, in consideration of their mutual promises, the Insurance Company, the Company and INVESCO agree as follows:

1. The Participation Agreement is hereby amended by substituting for the original Schedule B an amended Schedule B in the form attached hereto which adds the Variable Last Survivor Universal Life Policy to the list of Contracts funded by the Separate Accounts.

Executed this _____ day of May, 1999.

ATTEST:                               INVESCO Variable Investment Funds, Inc.


                                      BY:_____________________________



ATTEST:                               Security Life of Denver Insurance Company


                                      BY:_____________________________



                                      INVESCO Funds Group, Inc.


                                      BY:_____________________________

                                   SCHEDULE B

                                    Contracts



1.  The Exchequer Variable Annuity                            (Flexible Premium Deferred Combination Fixed
                                                              and Variable Annuity Contract)

2.  First Line                                                (Flexible Premium Variable Life Insurance Policy)

3.  Strategic Advantage Variable Universal Life               (Flexible Premium Variable  Universal Life
                                                              Insurance Policy)

4.  FirstLine II Variable Universal Life                      (Flexible Premium Variable Universal Life
                                                              Insurance Policy)

5.  Strategic Advantage II Variable Universal Life            (Flexible Premium Variable Universal Life
                                                              Insurance Policy)

6.  Variable Last Survivor Universal Life                     (Flexible Premium Variable Universal Life
                                                              Insurance Policy)